Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$7,477,780
Unrealized Gain (Loss) on Market Value of Commodity Futures	13,853,400
Dividend Income	488,187
Interest Income	226,191
ETF Transaction Fees	1,750
Total Income (Loss)	$22,047,308

Expenses
General Partner Management Fees	$108,112
Professional Fees	9,625
Brokerage Commissions	10,467
Directors' Fees and insurance	6,576
Total Expenses	$134,780
Net Income (Loss)	$21,912,528

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/23	$166,966,097
Withdrawals (600,000 Shares)	(16,200,206)
Net Income (Loss)	21,912,528

Net Asset Value End of Month	$172,678,419
Net Asset Value Per Share (5,950,000 Shares)	$29.02

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596